FIRM/AFFILIATE OFFICES ----------- BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON ----------- BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com October 2, 2024 New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, New York 10011 Re: New Fortress Energy Inc. – Offering of Common Stock Ladies and Gentlemen: We have acted as special United States counsel to New Fortress Energy Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 46,349,942 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). In rendering the opinion stated herein, we have examined and relied upon the following: (a) the registration statement on Form S-3 (File No. 333-277611) of the Company relating to the Common Stock and other securities of the Company filed on March 1, 2024 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a

New Fortress Energy Inc. October 2, 2024 Page 2 part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”); (b) the prospectus, dated March 1, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement; (c) the prospectus supplement, dated October 2, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (d) an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated October 1, 2024, between the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares; (e) an executed copy of a certificate of Cameron D. MacDougall, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”); (f) a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of September 30, 2024, and certified pursuant to the Secretary’s Certificate (the “Charter”); (g) a copy of the Company’s Amended and Restated By-laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate (the “Bylaws”); and (h) copies of certain resolutions of the Board of Directors of the Company, adopted on September 30, 2024, and copies of certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on October 1, 2024, in each case certified pursuant to the Company Secretary’s Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and

New Fortress Energy Inc. October 2, 2024 Page 3 representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Underwriting Agreement. We have also assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Charter and the Bylaws and those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement). We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”). Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per Share. In addition, in rendering the foregoing opinion we have assumed that the Company’s authorized capital stock is as set forth in the Charter and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations. We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP MJS